Exhibit 23.2

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2005 relating to the financial statements, which appears in WCI Communities’ Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP

Miami, FL

August 9, 2006